Exhibit 11
                            ZOMAX OPTICAL MEDIA, INC.
                        COMPUTATION OF EARNINGS PER SHARE
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


                                                                                    (Predecessor Partnership)
                                                               Period From May 11
                                                                Through December      Period From
                                                                       27,             January 1          Year ended
Primary Earnings Per Share:                                           1996          Through May 10,   December 31, 1995
                                                                                          1996
                                                               -------------------- ----------------- -------------------

Net income                                                              $  984,331
                                                                        ==========
Weighted average number of shares
   outstanding                                                           4,337,465
Dilutive effect of stock options after application of
   treasury stock method                                                    17,969
                                                                        ----------
                                                                         4,355,434
                                                                        ==========
Earnings Per Share                                                      $      .23
                                                                        ==========

Pro Forma:

Net income                                                                                $  306,897          $  539,974
                                                                                          ==========          ==========
Weighted average number of shares
   outstanding (1)                                                                         2,800,000           2,800,000
                                                                                          ==========          ==========

Earnings Per share                                                                        $      .11          $      .19
                                                                                          ==========          ==========

Fully Diluted Earnings Per Share:

Net Income                                                              $  984,331
                                                                        ==========
Weighted average number of shares
   outstanding                                                           4,337,465
Dilutive effect of stock options after application of
   treasury stock method                                                    17,969
                                                                        ----------
                                                                         4,355,434
Earnings Per Share                                                      $      .23
                                                                        ==========

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(1)  Reflects the issuance of stock issued  within the 12-month  period prior to the public offering at a price less than the proposed public offering price using the treasury stock method pursuant to Securities and Exchange Commission Staff Bulletin No. 83.